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                                                                   EXHIBIT 99.1

WIRELESS WEBCONNECT!, INC.

JOHN J. MCDONALD, JR.

____________________


           WIRELESS WEBCONNECT!, INC. ANNOUNCES EXERCISE OF OPTION TO
             ACQUIRE SHARES AND EXPIRATION OF MERGER AGREEMENT WITH
                                    HOMEMARK

DALLAS, MAY 10, 2002 - Wireless WebConnect!, Inc. (OTC BB: WWCO), a
Delaware corporation (the "WWC"), today announced that it has exercised it's option under its previously announced restructuring plan to acquire 20,494,959 shares of WWC common stock (the "WWC Shares") held by E-Home.com, Inc., a Texas corporation doing business as HomeMark ("HomeMark") in exchange for the cancellation of a $20,000 promissory note payable by HomeMark to WWC. The WWC Shares were acquired by HomeMark in connection with WWC's divestiture of its wholly owned subsidiary Wireless WebConnect!, Inc., a Florida corporation, under the first phase of WWC's restructuring plan.

WWC also announced today that its agreement to acquire HomeMark has expired and that WWC has no plans to enter into further discussions with respect to acquiring HomeMark.

WWC currently has no operations. It is the intent of the board of directors to restructure and/or settle the debt owed by WWC and to look for an attractive reverse merger candidate.

The statements contained in this release that are not historical facts contain forward-looking information with respect to plans, projections or future performance of WWC, the occurrence of which involves certain risks and uncertainties that could cause WWC's actual results to differ materially from expected results. Such risks include risks associated with the implementation of WWC's business strategy, as well as such other risks and uncertainties set forth in WWC's Form 10-K under the heading "Forward-Looking Statements-Cautionary Statements."

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